Exhibit 10.3

FORM OF SUPPLEMENTAL AGREEMENT

SUPPLEMENTAL AGREEMENT (the “Agreement”), dated as of September 28, 2011, by and among Marshall Edwards, Inc. (the “Company”) and [            ] (the “Investor”). The effectiveness of this Agreement is conditioned upon the Company and the other investor to the Amended SPA (as defined below) (the “Other Holder”) executing the Other Agreement (as defined below).

WHEREAS, pursuant to that certain Amended and Restated Securities Purchase Agreement (the “Amended SPA”), dated as of May 16, 2011, between the Company, the Investor and the Other Holder, the Company sold to the Investor (i) [417,609][417,608] shares (the “SPA Shares”) of the Company’s common stock, par value $0.00000002 per share (“Common Stock”), (ii) a series of warrants to purchase up to an aggregate of 1,125,282 shares of Common Stock (the “Series A Warrants”), and (iii) a series of warrants to purchase up to an aggregate of 1,082,767 shares of Common Stock (the “Series B Warrants”, and collectively with the Series A Warrants, the “SPA Warrants”);

WHEREAS, the Company and the Investor now desire to amend and restate the terms of the Investor’s SPA Warrants and, as between the Company and the Investor, to amend the Amended SPA on the terms and subject to the conditions set forth herein;

WHEREAS, capitalized terms used herein and not otherwise defined herein shall have the respective meanings ascribed to them in the Amended SPA as amended hereby.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and for other good and valuable consideration, the hereto, intending to be legally bound, the parties hereby covenant and agree as follows:

1. Amendment and Exchange of SPA Warrants: The terms of each of the Series A Warrants and Series B Warrants are hereby amended and restated in the forms set forth as Exhibit A and Exhibit B, respectively, hereto. Effective as of the Closing (as defined below), the Series A Warrants and the Series B Warrants shall be deemed cancelled. The Investor shall deliver to the Company as soon as practicable following the Closing, but in no event later than the fifth (5th) Business Day following the Closing, certificates representing the Series A Warrants and the Series B Warrants, each for cancellation by the Company. Subject to the satisfaction or waiver by the applicable party of each of the conditions set forth in Section 7, the Amended and Restated Warrants shall be issued to the Investor in exchange for the Investor’s SPA Warrants as set forth herein, without the payment of any additional consideration by the Investor. As used herein, (i) “Amended and Restated Series A Warrants” and “Amended and Restated Series B Warrants” refer to the Series A Warrants and Series B Warrants, respectively, as amended and restated as provided in this Section 1, (ii) “Amended and Restated Series A Warrant Shares” and “Amended and Restated Series B Warrant Shares” refer to the shares of Common Stock issuable upon exercise of the Amended and Restated Series A Warrants and the Amended and Restated Series B Warrants, respectively, (iii) “Amended and Restated Warrants” refer to the Amended and Restated Series A Warrants and the Amended and Restated Series B Warrants, collectively and (iv) “Amended and Restated Warrant Shares” refer to the Amended and Restated Series A Warrant Shares and the Amended and Restated Series B Warrant Shares, collectively.

2. Exercise of Series B Warrants. Under the terms and subject to conditions hereof and in reliance upon the representations, warranties and agreements contained herein, at the Closing (as defined below) the Investor will exercise, on a cashless basis, the Amended and Restated Series B Warrants for all of the remaining shares of Common Stock for which such Amended and Restated Series B Warrants are exercisable.

3. Amendment(s) to Amended SPA. (i) As it applies to the Investor, the first sentence of Section 4(n)(iii) of the Amended SPA is hereby amended and restated as follows:

“From the date hereof until September 28, 2013, the Company will not, directly or indirectly, effect any Subsequent Placement unless the Company shall have first complied with this Section 4(n)(iii).”

(ii) The second sentence of Section 4(j) of the Amended SPA is hereby amended and restated as follows:

“For so long as any Warrants remain outstanding, the Company shall not, in any manner, enter into agreement or affect any Dilutive Issuance (as defined in the Warrants prior to their amendment and restatement pursuant to the Supplemental Agreement) if the effect of such Dilutive Issuance is to cause the Company to be required to issue upon exercise of any Warrant any Common Stock in excess of that number of shares of Common Stock which the Company may issue upon exercise of the Warrants without breaching the Company’s obligations under the rules or regulations of the Principal Market or any applicable Eligible Market, and for purposes of the foregoing, without giving effect to (w) any limitations on exercise contained in the Warrants and (y) any applicable Exercise Floor Price (as defined in the Warrants prior to their amendment and restatement pursuant to the Supplemental Agreement) (the “Securities Limitations”).”

(iii) Section 1(b)(i) of the Amended SPA is hereby amended by replacing the reference to “the aggregate exercise price paid upon exercise” in each of (x) clause (II)(x) of the first sentence of Section 1(b)(i), (y) clause (ii)(A) of the second sentence of Section 1(b)(i) and (z) clause (iii)(A) of the third sentence of Section 1(b)(i), with “the aggregate exercise price paid upon exercise (or deemed paid upon the cashless exercise)”. For the avoidance of doubt the exercise price of the Series B Warrants referred to in each of the above referenced clauses will be deemed to be $1.00.

4. Modification Amount. In connection with the modifications described above, at the Closing, the Company shall pay to the Investor, in cash, one hundred eighty two thousand five hundred dollars ($182,500.00) (the “Modification Amount”). The Modification Amount shall be payable by wire transfer in immediately available funds to such account as the Investor shall specify in writing at least one (1) business day prior to the Closing Date.

5. Closing. The closing (the “Closing”) of the transactions contemplated by this Agreement shall take place at 10:00 a.m., New York City time, on the date of this Agreement (or such other date and time as is mutually agreed to by the Company and each Investor), at the offices of Schulte Roth & Zable LLP, 919 Third Avenue, New York, New York 10022. The date on which the Closing occurs is hereinafter referred to as the “Closing Date.”

6. Amendments to Transaction Documents. (a) Except as otherwise expressly provided herein, the Amended SPA and each other Transaction Document is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects, except that on and after the Closing Date (i) all references in the Amended SPA to “this Agreement”, “hereto”, “hereof”, “hereunder” or words of like import referring to the Amended SPA shall mean the Amended SPA, as amended by this Agreement and (ii) all references in the other Transaction Documents to the “Securities Purchase Agreement”, “Amended Securities Purchase Agreement”, “Amended and Restated Securities Purchase Agreement”, “thereto”, “thereof”, “thereunder” or words of like import referring to the Amended SPA shall mean the Amended SPA, as amended by this Agreement.

(b) Each of the Transaction Documents are hereby amended as follows:

(i) All references to “Securities Purchase Agreement”, “Amended Securities Purchase Agreement” and “Amended and Restated Securities Purchase Agreement” shall mean, and are hereby replaced by “Amended and Restated Securities Purchase Agreement, as amended by those certain Supplemental Agreements dated as of September 28, 2011 by and between the Company and each of the investors listed on the signature pages thereto (collectively, the “Supplemental Agreement”)”.

(ii) The defined term “Series A Warrants” is hereby amended to include additionally the “Amended and Restated Series A Warrants (as defined in the Supplemental Agreement)”.

(iii) The defined term “Series B Warrants” is hereby amended to include additionally the “Amended and Restated Series B Warrants (as defined in the Supplemental Agreement)”.

(iv) The defined term “Series A Warrant Shares” is hereby amended to include additionally the “Amended and Restated Series A Warrant Shares (as defined in the Supplemental Agreement)”.

(v) The defined term “Series B Warrant Shares” is hereby amended to include additionally the “Amended and Restated Series B Warrant Shares (as defined in the Supplemental Agreement)”.

(vi) The defined term “Warrants” is hereby amended to include additionally the “Amended and Restated Warrants (as defined in the Supplemental Agreement)”.

(vii) The defined term “Warrant Shares” is hereby amended to include additionally the “Amended and Restated Warrant Shares (as defined in the Supplemental Agreement)”.

(viii) The defined term “Transaction Documents” is hereby amended to include additionally this Agreement, the Amended and Restated Series A Warrants and the Amended and Restated Series B Warrants.

(ix) The defined term “Securities” is hereby amended to include additionally, the Amended and Restated Series A Warrants, the Amended and Restated Series A Warrant Shares, the Amended and Restated Series B Warrants and the Amended and Restated Series B Warrant Shares.

7. Closing Deliveries.

a. Deliveries by Investor. At the Closing:

i. the Investor shall deliver to the Company this Agreement, duly executed by the Investor;

ii. the Investor shall deliver to the Company, immediately following the issuance by the Company of the Amended and Restated Series B Warrants as set forth in Section 7(b)(ii) below, but contemporaneously with the Closing, an exercise notice (“Exercise Notice”) in substantially the form set forth in Exhibit A to the Amended and Restated Series B Warrants relating to the cashless exercise of the Amended and Restated Series B Warrants for all of the shares of Common Stock for which such Amended and Restated Series B Warrants are exercisable; and

iii. the Investor shall deliver to the Company such other agreements, certificates, instruments and documents as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

b. Deliveries by the Company and Conditions to Investor’s Obligations Hereunder. At the Closing:

i. the Company shall deliver to the Investor this Agreement, duly executed by the Company;

ii. the Company shall deliver to the Investor certificates representing the Amended and Restated Series A Warrants, in substantially the form attached hereto as Exhibit A, duly executed by the Company;

iii. the Company shall deliver to the Investor certificates representing the Amended and Restated Series B Warrants, in substantially the form attached hereto as Exhibit B, duly executed by the Company;

iv. the Company shall deliver to the Investor, immediately following the delivery by the Investor of the Exercise Notice as set forth in Section 7(a)(iii) above, but contemporaneously with the Closing, certificates representing the Amended and Restated Series B Warrant Shares; and

v. the Company shall deliver to the Investor such other agreements, certificates, instruments and documents as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

vi. the Company shall deliver to the Investor (i) an agreement substantially identical to this Agreement (provided that only the agreement with [            ] will include a legal fee reimbursement provision) executed and delivered by the Company and the Other Holder (the “Other Agreement”), (ii) all conditions to the closing contemplated by the Other Agreement shall have been satisfied or waived and (iii) the Other Holder shall be deemed to have surrendered its Series A Warrants for the Amended and Restated Series A Warrants and its Series B Warrants for the Amended and Restated Series B Warrants.

vii. the Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing Date.

viii. the Common Stock (i) shall be designated for quotation or listed on the Principal Market and (ii) shall not have been suspended, as of the Closing Date, by the SEC or the Principal Market from trading on the Principal Market nor shall suspension by the SEC have been threatened, as of the Closing Date, in writing by the Commission. The Amended and Restated Series B Warrant Shares shall have been approved for listing on the Principal Market.

ix. no statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

x. no action, suit or proceeding before any arbitrator or any governmental authority shall have been commenced, and no investigation by any governmental authority shall have been threatened, against the Company or any Subsidiary or the Investor, or any of the officers, directors or affiliates of the Company or any Subsidiary or the Investor seeking to restrain, prevent or change the transactions contemplated by this Agreement, or seeking damages in connection with such transactions.

xi. no change having a Material Adverse Effect shall have occurred since the date of this Agreement.

8. Representations and Warranties of the Investor. The Investor represents and warrants that:

a. Authority Relative to this Agreement. Such Investor has the requisite power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly authorized, executed and delivered on behalf of such Investor and shall constitute the legal, valid and binding obligations of such Investor enforceable against such Investor in accordance with its terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

b. Approvals. No material consent, approval, authorization or order of, or registration, qualification or filing with, any court, regulatory authority, governmental body or any other third party is required to be obtained or made by such Investor for the execution, delivery or performance by such Investor of this Agreement or the consummation by such Investor of the transactions contemplated hereby.

c. Receipt of Information. Such Investor has received all the information such Investor considers necessary or appropriate for deciding whether to enter into this Agreement and to consummate the transactions contemplated hereby. Such Investor has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of this Agreement and the business and financial condition of the Company and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify the accuracy of any information furnished to it or to which it had access. Such Investor has not received, nor is it relying on, any representations or warranties from the Company, other than as provided herein.

9. Representations and Warranties of the Company. The Company represents and warrants that:

a. Authority Relative to this Agreement. The Company has the requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly authorized, executed and delivered on behalf of the Company and shall constitute the legal, valid and binding obligations of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

b. Approvals. No material consent, approval, authorization or order of, or registration, qualification or filing with, any court, regulatory authority, governmental body or any other third party is required to be obtained or made by the Company for the execution, delivery or performance by the Company of this Agreement or the consummation by the Company of the transactions contemplated hereby.

c. Funds. The Company will have as of the Closing sufficient cash available to pay the Modification Amount to the Investor on the terms and conditions contained herein, and there will be no restriction on the use of such cash for such purpose.

d. Holding Period. For the purposes of Rule 144 under the Securities Exchange Act of 1934, as amended, the Company acknowledges that (i) the holding period of the Amended and Restated Series A Warrants (including the corresponding Amended and Restated Series A Warrant Shares, assuming the Amended and Restated Series A Warrants are exercised pursuant to a “cashless exercise”) may be tacked onto the holding period of the Series A Warrants, (ii) the holding period of the Amended and Restated Series B Warrants (including the corresponding Amended and Restated Series B Warrant Shares) may be tacked onto the holding period of the Series B Warrants and the Company agrees not to take a position contrary to this Section 9(d). If at any time the Company and/or the Transfer Agent requires any legal opinions with respect to the removal of any restrictive legends from any Amended and Restated Warrant Shares, the Company agrees to cause its legal counsel to issue any such legal opinions.

e. Disclosure. The Company confirms that neither it nor any other Person acting on its behalf has provided the Holder or its agents or counsel with any information that constitutes or could reasonably be expected to constitute material, nonpublic information, other than the existence of the transactions contemplated by this Agreement. The Company understands and confirms that the Holder will rely on the foregoing representation in effecting transactions in securities of the Company. All disclosure provided to the Holder regarding the Company, or any of its Subsidiaries, their business and the transactions contemplated hereby, furnished by or on behalf of the Company is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Each press release issued by the Company or any of its Subsidiaries during the twelve (12) months preceding the date of this Agreement did not at the time of release contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. No event or circumstance has occurred or information exists with respect to the Company or any of its Subsidiaries or its or their business, properties, prospects, operations or financial conditions, which, under applicable law, rule or regulation, requires, or but for the passage of time, will require, public disclosure or announcement by the Company but which has not been so publicly announced or disclosed.

f. SEC Documents; Financial Statements. As of their respective filing dates when taken together with any subsequent amendments or supplements, the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of their respective filing dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). As used herein, “SEC Documents” means all reports, schedules, forms, statements and other documents required to be filed by the Company with the SEC pursuant to the reporting requirements of the 1934 Act (and all exhibits included therein and financial statements, notes and schedules thereto and documents incorporated by reference therein) during the two (2) years prior to the date hereof.

For the avoidance of doubt, none of the representations and warranties included in Section 2 or Section 3 of the Amended SPA shall be deemed given or made as of any date other than the date of execution of the Amended SPA and the “Closing Date”, as such term is defined in the Amended SPA.

10. [Fees. Contemporaneously with the Closing, the Company shall reimburse [                    ] or its designee(s) for all documented reasonable out-of-pocket costs and expenses incurred to third parties in connection with (i) the transactions contemplated by this Agreement, (ii) all other prior negotiations between the parties relating to other possible transactions relating to the Amended SPA, the SPA Shares and the SPA Warrants and (iii) the registration of the SPA Shares and/or the SPA Warrants (including all reasonable legal fees and disbursements in connection therewith, documentation and implementation of the transactions contemplated by this Agreement and such prior negotiations and due diligence in connection therewith), up to a maximum of $35,000]. The Company shall pay, and hold the Investor harmless against, any liability, loss or expense (including, without limitation, reasonable attorney’s fees and out-of-pocket expenses) arising in connection with any claim relating to any such payment.]1

11. Disclosure of Transactions and Other Material Information. On or before 8:30 a.m., New York City time, on September 29, 2011, the Company shall file a Current Report on Form 8-K describing the terms of the transactions contemplated by the Transaction Documents in the form required by the 1934 Act and attaching the material Transaction Documents (including, without limitation, this Agreement (and all schedules and exhibits to this Agreement), the form of the Amended and Restated Series A Warrants and the form of the Amended and Restated Series B Warrants as exhibits to such filing (including all attachments, the “8-K Filing”). From and after the filing of the 8-K Filing with the SEC, the Investor shall not be in possession of any material, nonpublic information received from the Company, any of its Subsidiaries or any of their respective officers, directors, employees or agents, that is not disclosed in the 8-K Filing.

12. Miscellaneous.

a. Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

[1]	To be included in [ ] version of the Agreement only.

b. Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

c. Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

d. Severability. If any provision of this Agreement is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

e. Entire Agreement; Amendments. This Agreement supersedes all other prior oral or written agreements between the Investor, the Company, their affiliates and Persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Investor makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be amended or waived in a manner that is adverse to the Investor other than by an instrument in writing signed by the Company and the Investor. No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of this Agreement, the Other Agreement or any other Transaction Document unless the same consideration also is offered to all of the parties to the Transaction Documents. The Company has not, directly or indirectly, made any agreements with the Investor relating to the terms or conditions of the transactions contemplated by this Agreement except as set forth in this Agreement.

f. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of the SPA Shares and the SPA Warrants.

g. No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

h. Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

i. Remedies. Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. Furthermore, each Party recognizes that in the event that it fails to perform, observe, or discharge any or all of its obligations under this Agreement, any remedy at law may prove to be inadequate relief to the other parties. The Company therefore agrees that the Investor shall be entitled to seek temporary and permanent injunctive relief in any such case without the necessity of proving actual damages and without posting a bond or other security.

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IN WITNESS WHEREOF, each of the undersigned has caused this Supplemental Agreement to be executed as of the date first written above.

MARSHALL EDWARDS, INC.

By:
Name:	Daniel P. Gold
Title:	President and Chief Executive Officer

[INVESTOR]

By:
Name:
Title:

EXHIBIT A

Form of Amended and Restated Series A Warrant

[See attached.]

EXHIBIT B

Form of Amended and Restated Series B Warrant

[See attached.]